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                                                                   EXHIBIT 10.22

                                   AGREEMENT


                 This AGREEMENT, dated effective February 15, 1996, is entered into by and between Titanium Metals Corporation, a Delaware corporation (the "Company"), and ________________ ("Executive").

                              TERMS AND CONDITIONS

                 In consideration of the respective covenants and agreements of the parties contained in this Agreement, the parties agree as follows:

         1.      PAYMENT OF CASH AND GRANT OF CLASS B COMMON STOCK.

                 (a) The Company hereby agrees to pay Executive the sum of $__________ in cash (subject to applicable withholding) and grants and issues to Executive pursuant to the terms and conditions of this Agreement _______ shares of Class B Common Stock.

                 (b) The Class B Common Stock has such rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation (the "Restated Certificate") of the Company filed with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit A. All such shares of Class B Common Stock granted and issued to Executive pursuant to the terms and conditions of this Agreement are hereafter referred to as "Executive Stock." The Executive Stock is being issued to Executive effective February 15, 1996, in consideration for services rendered by Executive to the Company in connection with the IMI Titanium Acquisition.

                 (c) Subject to the provisions of this Agreement, the Executive shall, during the term of this Agreement, have the sole and exclusive right and power to exercise all rights and privileges of a holder of Class B Common Stock (including, but not limited to, the right to receive any dividends declared thereon); provided, however, that Executive shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any Executive Stock (a "Transfer"), without the consent of the Company other than (i) pursuant to applicable laws of descent and distribution, or (ii) as provided by Section 2 or 4 below. If the Executive Stock is transferred by Executive pursuant to applicable laws of descent and distribution, the Executive Stock shall continue to be subject to the provisions of this agreement and any such transferee shall agree in writing to be bound by the provisions of this Agreement.

         2. RESTRICTIONS ON TRANSFER. Executive may Transfer Executive Stock only (a) pursuant to Section 4 or (b) to the public pursuant to a registered public offering or pursuant to Rule 144 adopted by the Securities and Exchange Commission (either, a "Public Sale").
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         3.      LEGEND; ADDITIONAL RESTRICTIONS ON TRANSFER.

                 (a)      Legend.    The Executive Stock shall be represented
by one or more certificates containing the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED EFFECTIVE FEBRUARY 15, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND ________________, DATED EFFECTIVE FEBRUARY 15, 1996, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

                 (b) Opinion of Counsel. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act of 1933) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act of 1933 is not required in connection with such transfer.

                 (c) Investment Intent. Executive represents and warrants that the Executive Stock granted to Executive pursuant to this Agreement is being acquired by Executive solely for his own account, for investment purposes only, with no present intention of distributing, selling or otherwise disposing of it except in accordance with this Agreement.

         4.      CALL AND PUT OPTIONS.

                 (a)      Call Option.

                          (i)     Unless the provisions of this Section 4(a)
have terminated, if Executive ceases to be employed by the Company (the date of such event, the "Termination Date"), the Company shall have the option, exercisable upon written notice (the "Call Notice") given no later than 30 days following the Termination Date, to repurchase from Executive all (but not less than all) of the Executive Stock at a price equal to the fair market value of such Executive Stock as of the date of the Call Notice. The Company's option pursuant to this Section 4(a) shall be referred to as the "Call."

                          (ii)    If the Company wishes to exercise the Call,
it shall deliver the Call Notice to Executive, providing a statement of the Company's estimate of the fair market value of the Executive Stock and the place and the time of the closing of such sale and purchase (which shall not be more than 30 days after the later of the date of the Call Notice or a final determination
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of fair market value in accordance with Section 4(d)).  At the time and the place of closing specified in the notice, Executive shall deliver to the Company all certificates representing the Executive Stock. The Company will be entitled to receive customary representations and warranties from Executive regarding the sale of the Executive Stock.

                 (b)      Put Option.

                          (i)     Unless the provisions of this Section 4(b)
have terminated, if Executive ceases to be employed by the Company, Executive shall have the option, exercisable upon written notice (the "Put Notice") given no later than 30 days after the Termination Date, to require the Company to repurchase from Executive all (but not less than all) of the Executive Stock at a price equal to the fair market value of such Executive Stock as of the date of the Put Notice. Executive's option pursuant to this Section 4(b) shall be referred to as the "Put."

                          (ii)    If Executive wishes to exercise the Put, he
or she shall deliver the Put Notice to the Company, providing a statement of Executive's estimate of the fair market value of the Executive Stock and the place and the time of the closing of such sale and purchase (which shall not be more than 30 days after the later of the date of the Put Notice or a final determination of fair market value in accordance with Section 4(d)). At the time and the place of closing specified in the notice, Executive shall deliver to the Company all certificates representing the Executive Stock. The Company will be entitled to receive customary representations and warranties from Executive regarding the sale of the Executive Stock. To the extent the Company may not legally purchase such Executive Stock in satisfaction of the Put, the Company may (i) assign the Put to any person or entity selected by the Company, including without limitation one or more of the Company's stockholders or affiliates, or (ii) defer the consummation of the Put until the Company has funds legally available to effect the purchase.

                 (c)      Payment.         The Company may pay for the shares
purchased pursuant to the Call or Put by (i) cash or (ii) at the Company's option, cancellation of any indebtedness or other amounts owed by the Executive to Company or (iii) a combination of the foregoing.

                 (d)      Determination of Fair Market Value.       If the
Parties are unable to agree on fair market value, then the Board of Directors will have thirty (30) days, commencing the date of the Call Notice or the Put Notice, as the case may be, to determine (with the advice of a qualified appraiser) and notify Executive of the fair market value of the Executive Stock, which determination shall be final and binding on the Parties.

                 (e)      Termination of Call and Put.      The Call and the
Put will continue with respect to the Executive Stock until such time as Executive would be lawfully entitled to sell the Executive Stock in a Public Sale pursuant to the provisions of Section 2(b) above.

                 (f)      Changes in Shares.       If, from time to time, there
is any stock dividend, stock split or other similar change in the character or amount of any of the outstanding securities of the Company, then in such event any and all new, substituted or additional securities issued with respect to the Executive Stock shall be immediately subject to the terms of this Agreement
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with the same force and effect as the Executive Stock originally issued pursuant to this Agreement.

         5.      COMPLETE AGREEMENT.       This Agreement and those documents
expressly referred to in this Agreement embody the complete agreement between the parties in respect to the grant of the Executive Stock, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions herein shall be regarded as divisible, and if any of such provisions or any part thereof are declared invalid or unenforceable, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby. Executive hereby acknowledges and agrees that no contract or obligation of the Company to continue to employ Executive as a consultant or otherwise for any period of time or on any particular terms shall be implied as a consequence of this Agreement or the grant of the Executive Stock.

         6.      COUNTERPARTS.    This Agreement may be executed in separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         7.      SUCCESSORS AND ASSIGNS.   This Agreement is intended to bind
and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns; provided that in no event shall Executive's obligations under this Agreement be delegated or transferred by Executive, nor shall Executive's rights be subject to encumbrance or to the claims of Executive's creditors. The parties agree that the Company may assign its rights and obligations under this Agreement to any of its affiliates and to any other holder of equity securities of the Company. This Agreement is for the sole benefit of the parties hereto and shall not create any rights in third parties.

         8.      REMEDIES.        The Company will be entitled to enforce its
rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. Executive agrees and acknowledges that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         9.      CHOICE OF LAW.   All questions concerning the construction,
validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Colorado.

         10.     MODIFICATIONS AND WAIVERS.        No provision of this
Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto of any term or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar terms or provisions at the time or at any prior or subsequent time.
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         11.     HEADINGS.        The headings contained herein are solely for
the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         12.     NOTICES.         Except as otherwise expressly set forth in
this Agreement, all notices, requests and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and, except as otherwise provided in this Agreement, shall be deemed to have been duly given if so given) in person, by cable, telegram, facsimile transmission, mailed by first class registered or certified mail, postage, prepaid or sent by overnight courier to the parties at the following addresses (or such other address as shall be furnished in writing by like notice, provided, however, that notice of change of address shall be effective only upon receipt):

                 Notices to Executive

                          ____________________
                          ____________________
                          ____________________


                 Notices to Company

                          Titanium Metals Corporation
                          1999 Broadway, Suite 4300
                          Denver, Colorado 80202
                          Attn.: General Counsel

         13.     EXPENSES.        Each party will pay its own expenses in
connection with this Agreement and the performance of the transactions and obligations contemplated by this Agreement.

         14.     RELEASE.         In consideration of the cash and stock to be
paid and granted by the Company to Executive in accordance with the terms of this Agreement, Executive hereby releases and waives any claim Executive might have had under the Company's 1988 Long-Performance Incentive Plan, which is being terminated.


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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed effective as of the day and year first above written.


                                        Executive:



                                        _______________________________________



                                        TITANIUM METALS CORPORATION


                                        By:____________________________________

                                        Title:_________________________________